Exhibit 10.14

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                              STAVOLA LEASING, LLC
                               656 SHREWSBURY AVE.
                                  TINTON FALLS

                                       AND

                            TWO RIVER COMMUNITY BANK

                                 APRIL   , 2000

                                TABLE OF CONTENTS
                                -----------------

                      Demised Premises                                        1
Article One           Term                                                    1
Article Two           Payment Of Rent                                         2
Article Three         Repairs And Care                                        3
Article Four          Landlord's Responsibility For Repair & Care             4
Article Five          Glass, etc. Damage Repairs                              4
Article Six           Alternations, Improvements                              4
Article Seven         Signs                                                   5
Article Eight         Compliance With Laws                                    6
Article Nine          Liability Insurance                                     6
Article Ten           Assignment                                              7
Article Eleven        Restriction of Use                                      9
Article Twelve        Mortgage Priority                                       9
Article Thirteen      Condemnation, Eminent Domain                            10
Article Fourteen      Fire & Other Casualty                                   10
Article Fifteen       Reimbursement of Landlord                               11
Article Sixteen       Inspection & Repair                                     11
Article Seventeen     Right to Exhibit                                        12
Article Eighteen      Increase of Insurance Rates                             12
Article Nineteen      Removal of Tenant's Property                            13
Article Twenty        Remedies Upon Tenant's Default                          13
Article Twenty-One    Termination on Default                                  14
Article Twenty-Two    Non-Liability of Landlord                               15
Article Twenty-Three  Non-Waiver of Landlord                                  16
Article Twenty-Four   Non-Performance by Landlord                             16
Article Twenty-Five   Validity of Lease                                       16
Article Twenty-Six    Notices                                                 16
Article Twenty-Seven  Title & Quiet Enjoyment                                 17
Article Twenty-Eight  Entire Contract                                         17

Article Twenty-Nine   Mechanic's Liens                                        17
Article Thirty        Security                                                17
Article Thirty-One    Due Date for Payment                                    18
Article Thirty-Two    Habitual Late Payment Clause                            18
Article Thirty-Three  Non-Sufficient Funds Clause                             18
Article Thirty-Four   Late Fee                                                18
Article Thirty-Five   Application of Minimum Rent                             19
Article Thirty-Six    Interest                                                19
Article Thirty-Seven  Attorney's Fees                                         19
Article Thirty-Eight  Refuse Removal                                          19
Article Thirty-Nine   Operating Expenses (CAM Charges)                        20
Article Forty         H.V.A.C.                                                20
Article Forty-One     Holdover                                                20
Article Forty-Two     Parking of Business Use Vehicles                        21
Article Forty-Three   Liability                                               21
Article Forty-Four    Surrender of Premises                                   21
Article Forty-Five    Tenant's Compliance With Environmental, Health and
                      Safety Requirements                                     21
Article Forty-Six     Conformity with Laws & Regulations                      24
Article Forty-Seven   Waiver of Trial by Jury                                 24
Article Forty-Eight   Estoppel Certificate                                    24
Article Forty-Nine    General Provisions                                      25
Article Fifty         Broker                                                  26
Signatures                                                                    26

                                      LEASE
                                      -----

            THIS LEASE, dated this -- day of April, 2000, by and between STAVOLA LEASING, LLC, a New Jersey limited liability company, having an office at 175 Drift Road, Tinton Falls, New Jersey, 07724, (mailing address, P.O. Box #482, Red Bank, New Jersey 07701), hereinafter referred to as "Landlord", and TWO RIVER COMMUNITY BANK, a New Jersey banking corporation, with office located at 1250 Highway 35 South, Middletown, New Jersey 07748 hereinafter referred to as "Tenant".

                               W I T N E S S E T H
                               - - - - - - - - - -

                                DEMISED PREMISES

            In consideration of the rents and covenants herein set forth herein, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the premises containing approximately 3650 square feet, actual square footage to be determined located at the 656 Shrewsbury Avenue, Tinton Falls, New Jersey, as depicted on Schedule A (hereinafter called "Leased Premises" or "Demised Premises") and other improvements thereon, hereinafter collectively called "Building". This Lease shall be for the Term set forth below and subject to the terms and conditions set forth in this Lease and the Schedules attached hereto.

            It is understood and agreed that the architectural design, aesthetic appeal and use of the Building is and shall remain always in the sole control of Landlord. Notwithstanding anything to the contrary contained herein, Landlord does hereby reserve the right from time to time or at any time to make changes and additions, without restrictions, to the Building, improvements or other areas, including without limitation, eliminating land, adding other lands, decreasing or changing the Building, except the Demised Premises, which are deemed desirable by Landlord, and the making of such changes or additions shall not invalidate or affect this Lease or any rights hereunder nor constitute an eviction of Tenant or a breach of this Lease, nor give rise to any claim for damages.

                                   ARTICLE ONE
                                      TERM

            The Term of this Lease shall commence August 1, 2000 ("Term Commencement Date") and, except as may otherwise be provided herein, the Term shall expire at the end of ten (10) years from the Term Commencement Date. The Demised Premises shall be used and occupied only for and for no other purposes than a retail bank and bank administrative offices to conduct any banking activities permitted under the laws of the State of New Jersey and any other use is a violation of this restriction. Rent shall commence thirty (30) days from the Term Commencement Date (Rent Commencement Date). Landlord and Tenant agree to execute a writing setting forth the Term Commencement Date, the Expiration Date and Rent Commencement Date.

                                   ARTICLE TWO
                                 PAYMENT OF RENT

            2.01 Minimum Rent. Tenant covenants to pay to Landlord without notice, demand, setoff, deduction or abatement at Landlord's address first above set forth, or at such other place as may hereafter be designated in writing by Landlord, on the days and in the manner herein prescribed for the payment thereof, guaranteed minimum rent and additional rent for the Demised Premises as set forth in this Article.

            Tenant covenants to pay a fixed guaranteed minimum annual rent, herein called "Minimum Rent", as follows:

            YEAR 1:    $26.00/SF        $94,900.00/YEAR     $7,908.33/MONTH
            YEAR 2:    $27.04/SF        $98,700.00/YEAR     $8,225.00/MONTH
            YEAR 3:    $28.12/SF        $102,638.00/YEAR    $8,553.17/MONTH
            YEAR 4:    $29.24/SF        $106,725.00/YEAR    $8,893.75/MONTH
            YEAR 5:    $30.41/SF        $111,000.00/YEAR    $9,250.00/MONTH
            YEAR 6:    $31.68/SF        $115,440.00/YEAR    $9,620.00/MONTH
            YEAR 7:    $32.90/SF        $120,084.00/YEAR    $10,007.00/MONTH
            YEAR 8:    $34.22/SF        $125,000.00/YEAR    $10,416.67/MONTH
            YEAR 9:    $35.59/SF        $129,900.00/YEAR    $10,825.00/MONTH
            YEAR 10:   $37.00/SF        $135,050.04/YEAR    $11,254.17/MONTH

The Minimum Rent shall be payable in the monthly amounts in advance on the first day of each month throughout the Term of this Lease, however, the first month's Minimum Rent shall be payable in advance upon execution of this Lease, and the second month's Minimum Rent payable in advance on the first day of the month following the Term Commencement Date. The Minimum Rent for a period of less than one calendar month shall be prorated.

            2.02 Additional Rent. In addition to the Minimum Rent stipulated herein, Tenant covenants and agrees to pay to Landlord as additional rent, hereafter "Additional Rent", all other sums and charges which are, pursuant to the terms of this Lease, to be paid as Additional Rent by the Tenant. Except as otherwise provided in this Lease, Additional Rent shall be due and payable on the first day of the month following the date on which Tenant is given notice of Additional Rent due.

            2.03 Late Payment. In the event Tenant shall fail to pay any part of Minimum Rent and/or Additional Rent when due in accordance with terms of this Lease, and such default shall continue for 10 days then, in addition to the Landlord's rights as contained in Article 20, interest shall at Landlord's option accrue thereon at the rate of fifteen (15%) percent per annum from the tenth day after the due date to the date of payment.

            2.04 Option to Extend Term. So long as Tenant has not been in default during the Term of this Lease or any previous option period, Tenant shall have the option to renew the within Lease for two (2), five (5) year periods. The First Option Period shall commence the day after the expiration of the original Lease Term and end five years thereafter. The Second Option Period shall commence the day after the expiration of the First Option Period and end five (5) years thereafter. Tenant covenants to pay a fixed guaranteed Minimum Rent for the First and Second Option Periods as follows:

      FIRST, FIVE (5) YEAR OPTION

      YEAR 11:    $38.48/SF         $140,448.00/YEAR    $11,704.00/MONTH
      YEAR 12:    $40.02/SF         $146,073.00/YEAR    $12,172.75/MONTH
      YEAR 13:    $41.62/SF         $151,920.00/YEAR    $12,660.00/MONTH
      YEAR 14:    $43.28/SF         $157,980.00/YEAR    $13,165,00/MONTH
      YEAR 15:    $45.00/SF         $164,250.00/YEAR    $13,687.50/MONTH

      SECOND, FIVE (5) YEAR OPTION

      YEAR 16     $46.80/SF         $170,820.00/YEAR    $14,235.00/MONTH
      YEAR 17     $48.67/SF         $177,648.00/YEAR    $14,804.00/MONTH
      YEAR 18:    $50.62/SF         $184,764.00/YEAR    $15,397.00/MONTH
      YEAR 19:    $52.64/SF         $192,132.00/YEAR    $16,011.00/MONTH
      YEAR 20:    $54.75 SF         $199,821.00/YEAR    $16,651.80/MONTH

Tenant must exercise each renewal option in writing, by certified mail, return receipt requested, to Landlord, no later than one hundred eighty (180) days prior to the expiration date of original Lease Term or prior renewal term, as applicable. Time is "of the essence" with respect to the exercising all renewal options.

            2.05 Utilities. Tenant shall pay when due all the rents or charges for all utilities used by the Tenant, which are or may be assessed or imposed upon the Leased Premises, or which are or may be charged to the Landlord by the suppliers thereof during the Term hereof, and if not paid, such rents or charges shall be added to and become payable as Additional Rent with the installment of rent next due or within thirty (30) days of demand therefor, whichever occurs sooner. If separately metered, Tenant shall register all utility accounts in its own name.

                                  ARTICLE THREE
                                REPAIRS AND CARE

            Tenant has examined the Leased Premises and has entered into this Lease without any representation on the part of the Landlord as to the condition thereof. Landlord shall deliver Leased Premises to Tenant in "as-is" clean condition, with all walls, partitions, lighting and other fit up, excluding existing bank counters and bank equipment. Landlord shall make every effort to provide the bank vault that is currently located in the Leased Premises, provided however, in the event that the bank vault is removed, Landlord and Tenant shall adjust the Minimum Rent to provide for the cost of a suitable vault of the same standard and specification as the existing vault. The Tenant shall take good care of the Leased Premises and shall, at the Tenant's own cost and expense, make all repairs, including painting and decorating, and shall maintain the Leased Premises in good condition and state of repair, and at the end or other expiration of the Term hereof, shall deliver the Leased Premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, but shall keep and maintain the same in a clean condition, free from debris, trash, refuse, snow and ice.

                                  ARTICLE FOUR
                   LANDLORD'S RESPONSIBILITY FOR REPAIR & CARE

            Tenant stipulates and agrees that the only duty of Landlord for repair and care of the Leased Premises is the duty to repair, care for and maintain the structural elements of the Building housing the Leased Premises. Interior and exterior doors provide access to or through the Leased Premises are non-structural elements and any and all damage to such doors, no matter what the cause may be, shall be the repair, replacement and maintenance responsibility of the Tenant. Landlord shall maintain all other doors in the Common Areas of the Building. Tenant is advised to protect all non-structural elements with proper insurance. Any and all requests to Landlord from Tenant for repair must be sent to Landlord by certified mail.

                                  ARTICLE FIVE
                           GLASS, ETC. DAMAGE REPAIRS

            In case of the destruction of, or any damage to, the glass in the Leased Premises, or the destruction or damage of any kind whatsoever to the Leased Premises, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Leased Premises, as speedily as possible, at the Tenant's own cost and expense.

                                   ARTICLE SIX
                            ALTERATIONS, IMPROVEMENTS

            6.01 Tenant shall make no alterations, decorations, installations, additions or improvements (hereinafter "Tenant Changes") in or to the Demised Premises without in each instance obtaining the Landlord's prior written consent, and then only by contractors or mechanics subject to Landlord's approval, which shall not be unreasonably withheld and in conformance with detailed plans and specifications previously submitted to the Landlord and subject to the Landlord's prior written approval. All Tenant Changes shall be done at Tenant's sole cost and expense and at such times and in such manner as Landlord may from time to time designate. All Tenant Changes upon the Demised Premises, made by either party (excepting only Tenant's movable trade fixtures) shall, unless Landlord shall elect otherwise (which election may be made at any time prior to expiration or other termination of this Lease), become the property of Landlord, and shall remain upon, and be surrendered with, the Demised Premises as a part thereof at the end of the Term. In the event Landlord shall elect otherwise as to any Tenant Changes upon the Demised Premises, the same shall be removed by Tenant and Tenant shall restore the Demised Premises to the condition existing immediately prior to such Tenant Changes and such removal and restoration shall be at Tenant's own cost and expense, which covenant shall survive the termination of this Lease.

            6.02 Tenant agrees that any Tenant Changes shall be done in a good and workmanlike manner, in conformity with the plans and specifications approved by Landlord, and shall comply with all laws, ordinances and regulations of all public authorities having jurisdiction over the Tenant Changes. All salvage in connection therewith shall be properly disposed of by the Tenant.

            6.03 Tenant agrees that it will also procure all necessary permits before making any Tenant Changes. Landlord agrees that, without cost or expense to Landlord, it will cooperate with Tenant in obtaining such permits. Tenant agrees to pay when due the entire cost of any work done by or for Tenant upon the Demised Premises so that the Demised Premises shall at all times be free of liens for labor or materials. Tenant agrees to require all contractors and materialmen to waive any and all rights they may have to any mechanics notices of intention and mechanics liens. Tenant also agrees to indemnify and save Landlord harmless from any and all liens, and any and all injury, loss, claims, or damages to any person or property occasioned by or in connection with any Tenant Changes.

            6.04 Prior to the commencement of any Tenant Changes that involve any structural elements of the Demised Premises, Tenant shall also, if requested, furnish and deliver to the Landlord, at Tenant's sole cost and expense, performance and payment bonds from a recognized surety licensed to do business in the State of New Jersey for the performance and payment of Tenant's Changes. Such bonds are subject to the Landlord's approval as to form and amount. Tenant shall not be required to post bonds for nonstructural Tenant Changes.

            6.05 All Tenant Changes shall be performed in such manner as not to interfere with the occupancy of any other tenant in the Building nor delay or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant Changes, Tenant, at its expense, shall carry or cause to be carried, and duly maintained, worker's compensation and employers liability insurance in statutory limits, and general public liability insurance insuring the Landlord against any an all liability or claims of liability arising out of the performance of the Tenant Changes, occasioned by or resulting from any accident or otherwise in or about the Leased Premises for injuries to any person or persons for limits not less than $1,000,000.00 for injuries to one person and $3,000,000.00 for injuries to more than one person, in any one accident or occurrence, and for loss or damage to the property of any persons, for not less than $1,000,000.00, for any occurrence in or about the Building, on which Landlord and its managing agent, if any, shall be named as parties insured, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence satisfactory to Landlord that such insurance is in effect before the commencement of Tenant Changes and, on request, at reasonable intervals thereafter during the construction of Tenant's Changes.

                                  ARTICLE SEVEN
                                      SIGNS

            Tenant shall not place nor allow to be placed any flashing lights, sound devices, advertisements or signs of any kind whatsoever upon, in or about the Leased Premises or any part thereof, except for a design and structure and in or at such places as may be indicated and consented to by Landlord in writing. In the case the Landlord or the Landlord's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Leased Premises, or any part thereof, they may be so removed. Any signs permitted by the Landlord shall, at all times, conform with all municipal ordinances or other laws and regulations applicable thereto. Tenant recognizes and stipulates that a violation of this covenant is a material and substantial breach of the terms and grounds for termination and eviction, for which Landlord may institute summary dispossess action in a court of competent jurisdiction. Tenant shall have the right to seek approval of a time and temperature sign to be placed at a location to be approved by Landlord. Tenant shall secure all necessary governmental approvals for such signage.

            If Tenant's sign is in undesirable condition and/or disrepair, Landlord may require Tenant to repair/replace sign immediately upon written notice from Landlord, which notice will state the conditions found to be in disrepair. If Tenant does not repair or replace such sign, Landlord may remove sign at Tenant's expense.

                                  ARTICLE EIGHT
                              COMPLIANCE WITH LAWS

            Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the federal, state and municipal governments or public authorities and of all their departments, bureaus and subdivisions applicable to and affecting the Demised Premises, their use and occupancy, the correction, prevention and abatement or nuisances, violations or other grievances in, upon or connected with the Demised Premises, during the Term hereof, and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the Demised Premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

                                  ARTICLE NINE
                               LIABILITY INSURANCE

            9.01  Tenant,  at Tenant's  own cost and  expense,  shall  obtain or provide and keep in full force for the benefit of the Landlord, during the Term hereof, general public liability insurance insuring the Landlord against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the Leased Premises for injuries to any person or persons for limits not less than $1,000,000.00 for injuries to one person and $3,000,000.00 for injuries to more than one person, in any one accident or occurrence, and for loss or damage to the property of any persons, for not less than $1,000,000.00. The policy or policies of insurance shall be of a company or companies authorized to do business in New Jersey and shall be delivered to the Landlord, together with evidence of the payment of the premiums therefor, not less than fifteen days prior to the commencement of the Term hereof or of the date when the Tenant shall enter into possession, whichever occurs sooner. At least thirty (30) days prior to the expiration or termination date of any policy, the Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor. The Tenant also agrees to and shall save, hold and keep harmless and indemnify Landlord from and for any and all payments, expenses, costs, attorney fees and from and for any and all claims and liability for losses or damage to the property or injuries to persons occasioned wholly or in part by or resulting from any acts or omissions by the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the occupancy by the Tenant and the conduct of Tenant's business.

            In the event that at any time during the Term or any Renewal Term of this Lease, Landlord shall be advised by its insurance representatives that increases in one or more insurance coverages are reasonably necessary to comply with insurance company recommendations, Tenant shall secure such increases in coverage to the extent that such coverages are available.

            9.02 All of the aforesaid insurance and any other insurance policies of the Tenant shall be considered primary insurance, and except for workers compensation, shall be issued in the name of Tenant and Landlord and any designees and/or mortgagees of Landlord, as additional insureds, and shall be written by one or more qualified, licensed insurance companies satisfactory to Landlord and in form satisfactory to Landlord, which approval shall not be unreasonably withheld; all such insurance policies shall contain endorsements providing for at least thirty (30) days prior written notice to Landlord of any material change in or cancellation of such policy or coverage.

            9.03 Tenant shall be solely responsible for payment of premiums and Landlord (or its designee) shall not be required to pay any premium for such insurance. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least forty-five (45) days prior to the expiration of such policy, either a duplicate original or certificate of insurance and true copy of all policies procured by Tenant in compliance with obligations hereunder, together with satisfactory evidence of the payment of the premiums therefor, it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire term of this lease and renewal, if any, and any other period of time during which, pursuant to the term hereof, said insurance is required.

            9.04 With respect to the Demised Premises and the contents, improvements, and betterments therein, Landlord shall not be liable for any damage by fire or other peril includable in the coverage afforded by the standard form of all risk property coverage insurance policy (whether or not such coverage is in effect), no matter how caused, it being understood that the Tenant will look solely to Tenant's insurer for reimbursement.

            9.05 If as a result of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon demand as Additional Rent.

                                   ARTICLE TEN
                                   ASSIGNMENT

            10.01 Tenant shall not assign, mortgage, hypothecate, pledge, or in any manner, transfer this Lease or any estate or interest hereunder whether by operation of law or otherwise (collectively "assign") and shall not sublet the Demised Premises or any part or parts thereof ("sublet") without the previous written consent of Landlord in each instance. If Tenant violates the provisions of this Article 10, Landlord may, in addition to any remedies it has under this Lease, accept from any assignee, licensee, concessionaire or anyone who claims a right to any part of the interest of Tenant under this Lease (collectively "assignee"), or anyone who occupies any part or the whole of the Demised Premises ("sublessee"), the payment of Minimum Rent and Additional Rent and/or the performance of any of the other obligations of Tenant under this Lease, but acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Article 10, nor a recognition by Landlord that any such assignee or sublessee has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this Lease; provided, however, that the net amount of rent actually collected from any such assignee or sublessee shall be applied by Landlord to the rent to be paid hereunder. Any consent by Landlord to any such assignment, transfer, mortgage license or concession or other matter or thing contained in this Article 10 (collectively "assignment") or subletting shall not in any way be construed to relieve Tenant from obtaining the prior written consent of Landlord to any other or future assignment or subletting.

            10.02 In the event of a merger or consolidation, or if at any time during the Term of this Lease, (i) if the Tenant is a corporation and there shall occur any change in the ownership of, or power to vote, the majority of the outstanding capital stock of Tenant, or (ii) if the Tenant is a partnership and/or joint venture and the partners and/or joint venturers, owners, or members of any such partnership and/or joint venture change in any manner, the Landlord shall thereafter have the right, at its option, to terminate this Lease by notice to Tenant. If such option is exercised, the Term of this Lease shall in no event be earlier than the end of the calendar month in which occurs the thirtieth (30th) day after the giving of such notice. In any such event, the collection of rent and/or acceptance by Landlord of the performance of any of the obligations of Tenant under this Lease shall not be deemed to be a waiver by Landlord of any of its rights under the provisions of this Section 10.02. This
Section 10.02 shall not be applicable to any corporation in which all of the outstanding voting stock is, on the date of this Lease, listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), or if sixty percent (60%) or more of the outstanding shares of such voting stock is on such date owned by any fifty (50) or more shareholders.

            10.03 If Landlord consents in writing to an assignment or subletting, then such consent to an assignment or subletting shall (unless expressed clearly to the contrary in said consent) be deemed conditioned upon Tenant's further compliance with the following provisions:

            (a) At Landlord's option, the assignment and/or subletting must be, respectively, of all of Tenant's leasehold interest and of the entire Demised Premises and, in the case of assignment, shall also transfer to the assignee all of the Tenant's rights in, and interest under, this Lease including the security, if any, deposited hereunder. However, notwithstanding anything to the contrary in this Lease, Tenant, and the guarantor, if any, shall continue to remain liable, jointly and severally, with any such assignee or subtenant for all of the obligations of "Tenant" under this Lease.

            (b) At the time of such assignment and/or subletting, this Lease must be in full force and effect without any breach or default thereunder on the part of the Tenant.

            (c) The assignee or sublessee shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the assignment or subletting.

            (d) A copy of the assignment or sublease and the original assumption agreement (both in form and content satisfactory to the Landlord) fully executed and acknowledged by the assignee and/or sublessee together with a certified copy of properly executed corporate resolutions authorizing such documents, shall be delivered to the Landlord within five (5) days from the effective date of such assignment or subletting.

            (e) Any permitted sublease or assignment shall be on similar terms as this Lease insofar as compliance with laws and regulations and permitted uses are concerned.

            (f) Tenant shall reimburse Landlord's reasonable attorney's fees for examination of and/or preparation of any documents in connection with such assignment and/or subletting.

            (g) Landlord may, as a condition of consenting to any assignment or subletting, require Tenant and any assignee or sublessee of Tenant to pay to Landlord as Additional Rent any and all consideration payable to Tenant in excess of the Minimum Rent required hereunder for the area involved for any assignment or subletting, as and when such consideration is payable pursuant to the assignment or sublease. Said consideration to be computed on the basis of average square foot rent for the gross square footage Tenant has assigned or sublet.

            If this Lease is assigned or if the Demised Premises or any part thereof be subleased or occupied by anybody other than Tenant, whether with or without Landlord's consent, Landlord may collect from the assignee, sublessee, occupant, licensee or concessionaire, any rental or other charges payable by Tenant under this Lease, and apply the amount collected to the rental and other charges herein reserved, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee, occupant, licensee or concessionaire as tenant nor a release of Tenant from the performance by Tenant of this Lease.

                                 ARTICLE ELEVEN
                               RESTRICTION OF USE

            The Tenant shall not occupy or use the Leased Premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty.

                                 ARTICLE TWELVE
                                MORTGAGE PRIORITY

            This Lease shall not be a lien against the Leased Premises in respect to any first mortgage that may hereafter be placed upon said Leased Premises. The recording of such mortgage shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this Lease to any such mortgage. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of canceling this Lease, and the term hereof is hereby expressly limited accordingly.

                                ARTICLE THIRTEEN
                          CONDEMNATION, EMINENT DOMAIN

            If the land and premises leased herein or of which the Leased Premises are a part or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and or shall sell and convey said premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and premises or any portion thereof, then this Lease, at the option of the Landlord, shall terminate, and the Term hereof shall end as of such date as the Landlord shall fix by notice in writing and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof the Tenant covenants and agrees to vacate the said premises, remove all the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure of the Tenant to comply with any provisions in this Article 13 shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

                                ARTICLE FOURTEEN
                              FIRE & OTHER CASUALTY

            In the event of fire or other casualty, Tenant shall give immediate notice thereof to Landlord.

            In the event that the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of Tenant, or Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; Tenant's liability for the payment of rent and the performance of all other covenants, conditions and terms to be performed by Tenant shall continue; and Tenant shall be liable to Landlord for the damage and loss suffered by Landlord; If the Demised Premises are only partially damaged, but remain tenantable, so that Tenant can reasonably continue its operations, Landlord shall repair the damage as rapidly as practicable.

            In the event that the fire or other casualty and damage shall result from a cause other than that specified above and if the Demised Premises are only partially damaged, but remain tenantable, so that Tenant can reasonably continue its operations, Landlord shall repair the damage as rapidly as practicable. Tenant's obligation to pay the rent shall not cease but shall be pro-rated as to Tenant's usable portion of the Demised Premises, until such time as Landlord restores the damaged portion of the Demised Premises to its original condition. At that time, Tenant shall resume payment of the full rent.

            In the event that the Demised Premises are so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the Demised Premises shall be made tenantable by Landlord. However, if the Demised Premises are totally destroyed, or, in Landlord's opinion, so damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and from thenceforth this Lease shall terminate.

            In every case, if Tenant was insured against any of the risks herein described, then the proceeds of such insurance shall be paid over to Landlord to the extent of Landlord's actual costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against Landlord for reimbursement.

                                 ARTICLE FIFTEEN
                            REIMBURSEMENT OF LANDLORD

            In the event that the Tenant shall fail or refuse to comply with and perform any of the conditions and covenants of the Lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord, shall be added to the installment of Minimum Rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as Additional Rent. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this Lease contained.

                                 ARTICLE SIXTEEN
                              INSPECTION AND REPAIR

            Landlord,   by  its  duly  authorized  employees  and  agents,  upon
reasonable notice and accompanied by a Tenant employee may enter the Demised Premises at reasonable hours (i) to inspect the same, (ii) to determine whether Tenant is complying with all its obligations hereunder, (iii) to supply any other service to be provided by Landlord to Tenant under the terms and conditions of this Lease, (iv) to make repairs to any adjoining space or utility services, or to make repairs, alterations or improvements to any other portion of the Shopping Center and (v) to perform any work therein that may be necessary to comply with any laws, statutes, ordinances, regulations, orders or requirements of any governmental authorities having jurisdiction over the Demised Premises, or to prevent waste or deterioration of the Demised Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Landlord may, during the progress of any work in the Demised Premises, keep and store upon the Demised Premises, all necessary materials, tools and equipment required for said work. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Demised Premises or any portion thereof. Notwithstanding anything contained in this Article 16, Landlord shall not be required to incur overtime or additional expense in order to minimize interference with Tenant's use and occupancy of the Demised Premises.

                                ARTICLE SEVENTEEN
                                RIGHT TO EXHIBIT

            The Tenant agrees to permit the Landlord and the Landlord's agents, employees or other representatives to show the Demised Premises to persons wishing to rent or purchase same, and Tenant agrees that on or after one hundred twenty (120) days next preceding the expiration of the Term or any option period, the Landlord or the Landlord's agents, employees or other representatives shall have the right to place notices on the front of the Demised Premises or any part thereof, offering the Demised Premises for rent or for sale and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

                                ARTICLE EIGHTEEN
                           INCREASE OF INSURANCE RATES

            Increases in Fire Insurance Premiums Attributable to Tenant. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay one hundred percent (100%) of any increase in premiums for fire and extended coverage insurance that may be charged during the Term on the amount of such insurance which may be carried by Landlord on Landlord's Building, resulting from the type of merchandise sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the premises.

            In the event Tenant's occupancy causes any increase of premium for the fire, and/or casualty rates on Landlord's Building, Tenant shall pay the additional premium on the fire and/or casualty insurance policies by reason thereof. The Tenant also shall pay, in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, Additional Rent.

                                ARTICLE NINETEEN
                          REMOVAL OF TENANT'S PROPERTY

            Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon termination of this Lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

            ARTICLE TWENTY REMEDIES UPON TENANT'S DEFAULT

            20.01 Tenant shall, without any previous demand therefor, pay to Landlord the Minimum Rent and Additional Rent at the times and in the manner herein provided.

In the event:

            (a) of default after fifteen (15) days written notice in the payment of said rents or of any installment or part thereof, or in the payment of any other sum or any part thereof which may become due from Tenant to Landlord hereunder, at the times and in the manner provided herein, or

            (b) the Demised Premises shall be deserted, abandoned or vacated, or

            (c) of the violation by Tenant of any of the covenants, agreements and conditions herein provided or of any of the Rules and
            Regulations now or hereafter established by Landlord, and the failure to cure such violation within thirty (30) days after notice in writing of such violation by Landlord to Tenant;

then upon the happening of any such event, Landlord may, at its option, elect to terminate this Lease and/or enter the Demised Premises, either by force or otherwise, without being liable for any prosecution or damage therefor, and relet the Demised Premises, and receive the rent therefor, upon such terms as shall be satisfactory to Landlord, and all rights of Tenant to repossess the Demised Premises under this Lease shall cease and end upon such termination or entry. Such termination or entry for reletting by Landlord shall not operate to release Tenant from any Additional Rent to be paid or covenants to be performed hereunder during the full term of this Lease. For the purpose of reletting, Landlord shall be authorized to make such repairs or alterations in or to the Demised Premises as may be necessary to place the same in good order and condition. Tenant shall be liable for and hereby agrees to pay to Landlord the cost of such repairs or alterations and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the rent provided in this Lease, Landlord, at its option may require Tenant to pay such deficiency in advance month by month (or at any greater intervals), or may require Tenant to pay in advance the entire deficiency resulting from such reletting. Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Demised Premises, including without limitation, furniture, fixtures (including trade fixtures) and merchandise of Tenant, to assure payment of the rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of all personal property of Tenant found in or about the Demised Premises, including without limitation, furniture, fixtures, and merchandise of Tenant, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this Lease, or remove all such effects and store the same in a public warehouse or elsewhere at the cost of and for the account of Tenant, or any other occupant, Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment.
Landlord, however, shall not be responsible or liable for any failure to relet the Demised Premises, or for any failure to collect any rent due upon any such reletting.

            20.02 In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall have the right to invoke any right and remedy allowed at law or in equity regardless of whether such remedy is specifically provided for in this Lease.

            20.03 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

            20.04 If the Term of this Lease shall be terminated due to default by the Tenant of any of the terms or covenants herein contained, this Lease and the Term and estate hereby granted, whether or not the Term shall heretofore have commenced, shall terminate with the same effect as if that day were the expiration date of the Term of this Lease, except that Tenant shall remain liable for all damages as are provided for herein, including but not limited to the Minimum Rent for the full Term of this Lease as originally provided for hereunder.

                               ARTICLE TWENTY-ONE
                             TERMINATION ON DEFAULT

            21.01 At any time prior to or during the Term of this Lease, if Tenant shall make an assignment for the benefit of its creditors; or if Tenant shall file a voluntary petition in bankruptcy; or if Tenant shall be adjudicated a bankrupt or insolvent; or if the affairs of Tenant shall be taken over by or pursuant to an order of any court or of any other officer or governmental authority pursuant to any federal, state or other statute or law; or if Tenant shall admit in writing its inability to pay debts generally as they become due; or if Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law; or if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its property; or if, within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future federal, state or other statute or law, such proceedings shall have not been dismissed; or if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, or liquidator of Tenant or of all or any substantial part of its property, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated; or in the event action shall be taken by Tenant in furtherance of any of the aforesaid purposes, then and in any such event Landlord may, in such event, terminate this Lease as a result of such bankruptcy, insolvency, levy or sale prior to the expiration of its term only with the concurrence of any Receiver or Liquidator appointed by such Authority, provided, that in the event that this Lease is terminated by any such Receiver or Liquidator, the maximum claim of Landlord for rent, damages or indemnity resulting from the termination, rejection or abandonment of the unexpired term of this Lease by such Receiver or Liquidator shall, by law, in no event be greater that an amount equal to all accrued and unpaid rent to the date of such termination.

            Such causes for the  termination  of this Lease as set forth in this
Article 21 shall constitute a default by Tenant and all rights and remedies stated or otherwise shall be available to Landlord. The word "Tenant" in this
Article 21 shall be construed to include any surety or guarantor of this Lease.

            21.02 It is stipulated and agreed that in the event of the termination of this Lease pursuant to this Article 21, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Minimum Rent reserved hereunder for the unexpired portion of the Term and the then fair and reasonable rental value of the Demised Premises for the same period. If the Demised Premises or any part thereof be relet by Landlord for the unexpired Term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court commission or tribunal, the amount of rent reserved upon such reletting shall be prima facia evidence as to the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the Term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in such damages are to be provided, whether or not such amount be greater than, equal to or less than the amount of the difference referred to above.

                               ARTICLE TWENTY-TWO
                            NON-LIABILITY OF LANDLORD

            The Landlord shall not be liable for any damage or injury, except that caused by its own negligence, which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste of sod pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyer, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other Tenant or this or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord.

                              ARTICLE TWENTY-THREE
                             NON-WAIVER OF LANDLORD

            The various rights, remedies, options and elections of the Landlord, expressed herein are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this Lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

                               ARTICLE TWENTY-FOUR
                           NON-PERFORMANCE BY LANDLORD

            This Lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision of for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

                               ARTICLE TWENTY-FIVE
                                VALIDITY OF LEASE

            The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

                               ARTICLE TWENTY-SIX
                                     NOTICES

            All notices required under the terms of this Lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested or receipted overnight courier, to the address of the parties as shown on the first page of this Lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

                              ARTICLE TWENTY-SEVEN
                             TITLE & QUIET ENJOYMENT

            The Landlord covenants and represents that the Landlord is the owner of the Leased Premises and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that the Tenant on paying the Minimum Rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Term.

                              ARTICLE TWENTY-EIGHT
                                 ENTIRE CONTRACT

            This Lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the Leased Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

                               ARTICLE TWENTY-NINE
                                MECHANIC'S LIENS

            If any mechanics' or other liens shall be created or filed against the Leased Premises by reason of labor performed or materials finished for the Tenant in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Tenant shall upon demand, at the Tenant's sole cost and expense, cause such lien or liens to be satisfied and discharged of record together with any Notices of Intention that may have been filed. Failure to do so shall entitle the Landlord to resort to such remedies as are provided herein in the case of any default of this Lease, in addition to such as are permitted by law.

                                 ARTICLE THIRTY
                                    SECURITY

            The Tenant has deposited with the Landlord the sum of Fifteen Thousand Eight Hundred Sixteen 66/100 ($15,816.66) Dollars which represents two
(2) months Minimum Rent as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. On the first year anniversary of this Lease and on each anniversary date thereafter, the Tenant shall deposit the additional money due to maintain the security deposit in an amount equal to two
(2) months Minimum Rent. Thereafter, the security deposit will always be equal to two (2) months Minimum Rent. Said sum shall be refunded to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in any Minimum Rent or Additional Rent. During the Term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall on demand, promptly restore said security to its original amount. If Tenant shall be in default by non-payment of rent, Landlord may apply such security deposit to Minimum Rent, or Additional Rents due, and the Lease shall be declared terminated and Tenant shall become a month to month Tenant, and not otherwise. Liability to repay said security to the Tenant shall run with the reversion of title to said premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, for the benefit of Tenant, to any subsequent owner or holder of the reversion of title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion of title. The Tenant shall not mortgage, encumber or assign said security without consent of the Landlord.

                               ARTICLE THIRTY-ONE
                              DUE DATE FOR PAYMENT

            The Minimum Rent shall be payable on the first day of each month, and in the event this Lease commences on a day other than the first day of any month, the rent shall be pro-rated for that time and shall be payable on the first day of the next succeeding month.

                               ARTICLE THIRTY-TWO
                          HABITUAL LATE PAYMENT CLAUSE

            Landlord and Tenant specifically agree that, at the option of the Landlord, this Lease shall terminate without notice the third time Tenant pays its Minimum Rent fifteen (15) days subsequent to the due date of such Minimum Rent during any consecutive twelve (12) month period. In the event this Lease terminates by reason of the late payment of Minimum Rent, as provided herein, Tenant's occupancy thereafter shall be on a month-to-month basis and not otherwise.

                              ARTICLE THIRTY-THREE
                           NON-SUFFICIENT FUNDS CLAUSE

            Tenant understands and agrees that upon the return of any one check for non-sufficient funds in Tenant's account, Tenant will then be placed on a "Cash, Certified Check, or Money Order Only" basis and Landlord will not accept any personal checks from Tenant as payment for Minimum Rent or for any other charges which may be due or become due until further notice by Landlord.

                               ARTICLE THIRTY-FOUR
                                    LATE FEE

            Tenant agrees to pay a late charge of One Hundred 00/100 ($100.00) Dollars for each installment of Minimum Rent which is received by Landlord later than five (5) days subsequent to its due date. An additional One Hundred 00/100 ($100.00) Dollars late fee will accrue for each subsequent thirty (30) days of delinquency. Such late charge shall be payable as Additional Rent.

                               ARTICLE THIRTY-FIVE
                           APPLICATION OF MINIMUM RENT

            Monies received from Tenant will be applied to an outstanding account in an order determined at Landlord's discretion. Where the amount paid does not satisfy all charges due, the Landlord may apportion the proceeds to Minimum Rent, taxes, common area maintenance, utilities, or any other charges billed to Tenant, without regard to age or nature of the charge. Tenant shall not have the right to designate how a payment shall be applied.

                               ARTICLE THIRTY-SIX
                                    INTEREST

            Amounts overdue by more than thirty (30) days shall incur an interest charge of fifteen (15%) percent per annum. This interest charge is in addition to, and not as a substitute for, any late charge otherwise provided for herein. Interest charges billed to Tenant shall be considered as Additional Rent.

                              ARTICLE THIRTY-SEVEN
                                 ATTORNEY'S FEES

            In the event Landlord employs an attorney to enforce the provisions of this Lease to recover damages, rents or otherwise, or, for any dispossess action or other court action, Tenant agrees to pay in addition all reasonable filing fees, costs and legal fees incurred. All such costs, fees and legal fees shall be payable as Additional Rent.

                              ARTICLE THIRTY-EIGHT
                                 REFUSE REMOVAL

            In the event that municipal refuse removal shall cease being provided to the Demised Premises, Tenant agrees to provide, at its own expense, a garbage or refuse dumpster at a location to be designated by Landlord. Tenant further agrees to separate all garbage or refuse as per county, state or local authority rules, regulations or ordinances and Tenant is responsible for the removal of such separated garbage, refuse or debris. Tenant further agrees that if spillovers, refuse and debris (recyclable garbage and debris included) of Tenant is cleaned up by Landlord, Landlord's cost of labor and equipment is to be computed at a rate of Seventy-Five ($75.00) Dollars per hour or any part thereof and that cost is to be paid by Tenant to Landlord upon presentation of an itemized statement. All monies due Landlord under the provisions of this Article shall be considered as Additional Rent, and for the nonpayment of which Landlord shall be entitled to institute a summary dispossess action in a court of competent jurisdiction. Tenant further agrees to discontinue the use of any such dumpster facility upon notification by Landlord to Tenant that the Landlord has installed and/or procured a common compactor disposal unit or other common disposal facility for the use of all tenants, and Tenant agrees to participate, on a pro-rata basis, in the cost and maintenance of such common unit which cost is to be included in the common area maintenance billings generated by Landlord under the provisions of Article 39 entitled "Operating Expenses."

                               ARTICLE THIRTY-NINE
                        OPERATING EXPENSES (CAM CHARGES)

            During the term of this Lease, or any extension thereof, the Tenant is required to pay, as Additional Rent and in addition to the base rent, his pro-rata share of the direct operating cost of the Building. This cost to the Tenant shall be pro-rated based upon the number of square feet leased by the Tenant as related to the whole square footage of leasable space. Operating costs include, but is not limited to, real estate taxes, assessments, janitorial, guard and maintenance services, labor, reasonable managerial expenses, insurance, electricity, water and sewerage (if any), payroll expenses, materials and supplies, and all other direct costs of operating and maintaining the building. Landlord agrees to keep books and records reflecting direct operating costs of the premises in accordance with the standard method of accounting. This determination shall be conclusive between all parties as to operating costs. All such charges shall be due and payable upon presentation of an invoice. However, Landlord may later require that the Tenant pay an estimated monthly or quarterly Common Area Maintenance (CAM) charge during the term of this Lease, to be applied to the annual operating expenses (CAM), attributable to Tenant. Upon execution of this Lease, Tenant agrees that its pro-rata share of CAM charges is equal to 21.13% and its estimated 2000 real estate taxes are currently Two and 45/100 ($2.45/sq. ft) Dollars or Seven Hundred Forty-Five and 21/100 ($745.21) Dollars per month. In the event the Tenant remains open on a twenty four (24) hour a day basis, Tenant shall be solely liable for all additional CAM charges incurred and will cooperate with Landlord's contractors as needed to provide necessary services to the Leased Premises and Building.

                                  ARTICLE FORTY
                                    H.V.A.C.

            In the event this is an original Lease, Landlord will guarantee the air conditioning and heating unit for one (1) year and after one (1) year Tenant must provide Landlord with proof of a service contract for the air conditioning and heating unit for the duration of this Lease.

                                ARTICLE FORTY-ONE
                                    HOLDOVER

            If Tenant holds possession of the Demised Premises after the termination of the Lease or any extension or renewal thereof, Tenant shall become a Tenant from month-to-month at two (2) times the Minimum Rent and upon all other terms of this Lease, and shall continue to be a tenant from month-to-month until such tenancy shall be terminated by Landlord, or, until Tenant shall have given to Landlord a written notice of at least one month of intention to terminate such tenancy. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Demised Premises by Tenant after the termination of the Lease or any extension or renewal thereof, and Landlord, upon said termination, shall be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by tenants that now may be in force or thereafter may be enacted.

                                ARTICLE FORTY-TWO
                        PARKING OF BUSINESS USE VEHICLES

            Upon notice from the Landlord, Tenant covenants and agrees that (a) any and all motor vehicles owned and/or used by Tenant in the conduct or operation of Tenant's business or operation will be parked in an area designated by Landlord, and/or, (b) Tenant shall not permit itself or its agent's, employees or invitees to have vehicles displaying "for sale" signs nor shall Tenant, its agents, employees or invitees conduct the sale of such vehicle(s) in the common areas of Building. Tenant recognizes and stipulates that a violation of this covenant is a material and substantial breach of the terms and provisions of this Lease and that any such violation is grounds for termination and eviction, for which the Landlord may institute summary dispossess action in a court of competent jurisdiction.

                               ARTICLE FORTY-THREE
                                    LIABILITY

            Tenant and Landlord each for themselves, their heirs and assigns and subrogees, hereby releases the other, to the extent of each other's insurance coverage.

                               ARTICLE FORTY-FOUR
                              SURRENDER OF PREMISES

            Tenant shall, upon the expiration or sooner termination of the term of this Lease, (i) surrender to Landlord the Leased Premises, together with all alterations (unless Landlord shall elect to require Tenant to remove same) and replacements thereof then on the Leased Premises, in good order, condition and repair, except for reasonable wear and tear and (ii) remove all of Tenant's signs from the Building and all directory signs and replace each such sign with a blank white panel. The Leased Premises shall not be deemed to have been surrendered by Tenant, and all rental and other payment obligations under this Lease shall continue, until Landlord has received all keys to the Leased Premises from Tenant.

                               ARTICLE FORTY-FIVE
                 TENANT'S COMPLIANCE WITH ENVIRONMENTAL, HEALTH
                             AND SAFETY REQUIREMENTS

            45.01 Tenant shall comply with all federal, state and local environmental, health and safety laws, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6 et seq. the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11b, et seq. all successor laws and amendments to each of the foregoing and all rules, regulations, orders, directives, notices and requirements of governmental agencies or bodies or insurance companies issued or promulgated under or relating to such laws (collectively, "Environmental Laws").

            Tenant agrees not to cause or permit the generation, storage, handling, manufacture, refinement, transportation, treatment, disposal, or release of Hazardous Substances on or about the Premises other than de minimis amounts of Hazardous Substances customarily used for normal business operations and in strict compliance with all Environmental Laws. As used herein "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive or that is regulated by any local, state or federal government. "Hazardous
Substance" includes but is not limited to, any and all materials or substances that are defined as "hazardous waste," "extremely hazardous waste," "hazardous substance", "contaminants" or "pollutants"
pursuant to Environmental Laws. "Hazardous Substance" includes, but is not limited to, asbestos, polychlorinated biphenyls ("PCBs"), petroleum and petroleum products.

            45.02 Tenant represents to Landlord that: (1) during the term of the Lease, Tenant will use the Premises for a retail bank and bank administrative offices to conduct any banking activities permitted under the laws of the State of New Jersey; and (2) Tenant's operations, and its use of the Premises, is not and will not become subject to ISRA, unless Landlord's consent is first obtained. Within ten (10) business days following the execution of this Lease, Tenant shall notify Landlord of Tenant's Standard Industrial Classification
(SIC) code as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget, in the Executive Office of the President of the United States. Tenant must provide its SIC code as a condition precedent to taking possession of the premises. If the SIC code provided is subject to ISRA, or Tenant is otherwise subject to ISRA, prior to Tenant taking possession of the leasehold, Landlord may at its sole discretion terminate this Lease.

            45.03 After Tenant takes possession of the leasehold, any change in use of the premises by Tenant or any change of operations by Tenant which results in the Tenant being subject to ISRA, shall require Landlord's written consent. The request for consent to this change shall be sent in writing to Landlord sixty (60) days prior to the proposed change or Landlord, at its sole option, may deny consent. In the event that Landlord denies consent to the change, the Lease shall be deemed terminated as of thirty (30) days from the date of Landlord's written denial of the request.

            In the event that Tenant now is, or hereafter becomes subject to ISRA, including under any amendment to or successor law to ISRA, Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with all of the terms and provisions of ISRA and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant to or in connection with ISRA by the Department of Environmental Protection ("DEP"), or any subdivision or bureau thereof or any other governmental or quasi-governmental agency, authority or body having jurisdiction thereof.

            45.04 Without limiting the foregoing, upon Landlord's request therefor, and in all events prior to the earlier of the termination of its leasehold, or its "closing operations or transferring ownership or operations" (as said terms are defined in ISRA) Tenant shall, at its sole cost and expense, provide the Landlord with a true copy of documentation from DEP (or such other agency or body which shall then have jurisdiction over matters) in a form satisfactory to Landlord stating that ISRA does not apply to Tenant and Tenant's use and occupancy of the Premises. If the premises is subject to ISRA, then Tenant shall provide Landlord with a negative declaration, as that term is used in ISRA, or another document demonstrating, to Landlord's satisfaction, that Tenant has complied with ISRA. Nothing in this paragraph shall be construed as limiting Tenant's obligation to otherwise comply with ISRA and Environmental Laws.

            45.05 Tenant agrees that it shall, at its sole cost and expense: (i) post any financial guarantee or other bond required to secure implementation and completion of all investigations, remedial action plans and cleanup plans required by any Environmental Laws; (ii) promptly implement and diligently prosecute to completion said work; and (iii) bear all costs and expenses resulting from, arising out of or connected with Tenant's use or occupancy of the Premises including, but not limited to, state agency oversight fees, environmental consulting and engineering fees, investigation, sampling, analysis and remedial/cleanup costs, filing fees, attorneys' fees, court costs, and financial assurance and suretyship expenses (collectively, "Environmental Costs"). Tenant expressly understands, acknowledges and agrees that Tenant's compliance with the provisions of this section may require Tenant to expend funds or do acts after the expiration or termination of the Lease Term and Tenant shall not be excused therefrom.

            The   Tenant   shall   immediately   copy   the   Landlord   on  all
correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Tenant's compliance with Environmental Laws, including, but not limited to ISRA. Tenant agrees to execute such documents as Landlord reasonably deems necessary to make such applications as Landlord reasonably requires to assure the Tenant's, the Landlord's or the Premises' compliance with ISRA and/or any other Environmental Laws.

            Tenant, at its sole cost and expense, shall promptly discharge and remove any lien or encumbrance against the Premises, the building, or the complex imposed due to Tenant's use or occupancy of the Premises or its failure to comply with Environmental Laws.

            45.06 Prior to the termination of the Lease, Tenant shall remove all Hazardous Substances from the premises in accordance with Environmental Laws.

            Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Premises from and against any and all Environmental Costs and all liabilities, damages, claims, investigations, proceedings, settlements, fines, penalties, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by or on behalf of the Landlord or any mortgagee, or which may be threatened against the Landlord or any mortgagee, relating to or arising out of: any breach by Tenant of the undertakings set forth in this section; Tenant's use or occupancy of the Premises; and any potential application of ISRA or other Environmental Laws to Tenant.

            The foregoing representations, covenants, undertakings and indemnifications shall survive the expiration or sooner termination of the Lease and surrender of the Premises and shall also survive sale, lease or assignment of the Premises by Landlord.

                                ARTICLE FORTY-SIX
                       CONFORMITY WITH LAWS & REGULATIONS

            46.01 The Landlord may pursue the relief or remedy sought in any clause that may be declared invalid by a court of competent jurisdiction, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

            46.02 In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, their heirs, executors, administrators, personal or legal representatives, successors and assigns.

                               ARTICLE FORTY-SEVEN
                             WAIVER OF TRIAL BY JURY

            To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and Tenant's use or occupancy of the Demised Premises including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

                               ARTICLE FORTY-EIGHT
                              ESTOPPEL CERTIFICATE

            48.01 Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days prior written notice, to execute and deliver without cost or expense to the Landlord or its nominee a statement in form satisfactory to Landlord certifying that, (i) this Lease is unmodified and in full force and effect (or if there have been approved modifications),
(ii) certifying the dates to which the Minimum Rent and Additional Rent have been paid, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, (iv) certifying that the Tenant has made no advancements for or on behalf of the Landlord for which it has the right to deduct from or offset against future rentals as of the day of the certificate and has not paid rent for more than the current month during which the certification is made and (v) such other provisions as may be requested by any mortgagees having a mortgage upon the leasehold or fee of the Demised Premises.

            48.02 It is intended that any such statement delivered to the Landlord or its nominee pursuant to this Article 48 may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee of any mortgage upon the leasehold or fee of the Demised Premises or any proposed lessee of all or part of the Building.

                               ARTICLE FORTY-NINE
                               GENERAL PROVISIONS

            49.01 This Lease does not create the relationship of principal and agent or of partnership or joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant, being that of landlord and tenant.

            49.02 The  consent to or  approval  by Landlord of any act by Tenant requiring Landlord's consent or approval, including but not limited to permission to assign this Lease or sublet the Demised Premises or any portion thereof, shall not waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

            49.03 Each term and each provision of this lease performable by Tenant shall be construed to be both a covenant and a condition.

            49.04 Unless expressly so provided, no action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant's possession of the Demised Premises.

            49.05 The Tenant, whenever the weather shall require, shall heat or cool the Demised Premises to a level satisfactory to the Landlord.

            49.06 Space outside the Demised Premises or space not within the Demised Premised which Tenant may be permitted to use and/or occupy shall be deemed to be used and/or occupied under a revocable license and if any such license shall be revoked or if the amount of such be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall such revocation or diminution be deemed constructive or actual eviction.

            49.07  The   submission  of  this  Lease  for   examination   or  as
solicitation for an offer does not constitute a reservation of or option for the Demised Premises, or an offer to lease.

            49.08 The marginal and topical headings of the Articles are not a part of this Lease, but are for convenience only and do not define, enlarge, limit or construe any of the provisions hereof.

            49.09 All preliminary negotiations are merged into and incorporated in this Lease.

            49.10 The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease.

            49.11 Tenant shall not record this Lease, but if Landlord should desire to record a short form Memorandum of Lease setting forth only the parties, the Demised Premises, and the Term, such Memorandum of Lease as prepared or approved by Landlord shall be executed, acknowledged and delivered to Landlord by Tenant.

                                  ARTICLE FIFTY
                                     BROKER

            Tenant and Landlord covenant and agree that neither has dealt with any broker or brokers concerning this Lease transaction. Tenant and Landlord agree to indemnify, defend and hold the other harmless from and against any claims for brokerage Commission or finders fee arising out of or based on any alleged actions of Tenant or Landlord with any other broker or brokers.

            IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

WITNESS:                                 STAVOLA LEASING, LLC,
                                         a New Jersey Limited Liability Company


                                         BY:  /s/ James J. Stavola, Jr.
------------------------                     -----------------------------------
                                                  JAMES J. STAVOLA, JR., Member


ATTEST:                                  TWO RIVER COMMUNITY BANK,
                                         a New Jersey Banking Corporation

/s/ Bernice E. Kotza                     BY: /s/ Frank J. Patock
------------------------------               -----------------------------------
ASST. SECRETARY                          Print Name: Frank J. Patock
                                                     ---------------------------
                                         Its: Chairman
                                              ----------------------------------


                                         /s/ Michael J. Gormley
                                         ---------------------------------------
                                         SENIOR VICE PRESIDENT